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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                                January 27, 1998
Commission File Number                                                  1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                Delaware
I.R.S. Employer Identification No.                                  87-6118148
Address of principal executive offices           79 South Main, P.O. Box 30006
                                                          Salt Lake City, Utah
Zip Code                                                            84130-0006
Registrant's telephone number, including area code              (801) 246-5706


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Item 5.  Other Information

On January 26, 1998, First Security Corporation (FSCO) issued a press release announcing a 3-for-2 common stock split and an increase in the quarterly cash dividend, a copy of which is attached to this report as Exhibit A.

Also on January 26, 1998, FSCO issued a press release announcing that Michele Papen-Daniel, Ph.D., has been elected to FSCO's board of directors, a copy of which is attached to this report as Exhibit B.

Also on January 26, 1998, FSCO issued a press release announcing that Dr. J. Bernard Machen has been elected to FSCO's board of directors, a copy of which is attached to this report as Exhibit C.


SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)

[SIGNED]                                                  January 27, 1998
_______________________________________________________   ____________________
Scott C. Ulbrich                                          (Date)
Executive Vice President, Finance and Capital Markets
  and Chief Financial Officer
(Principal Financial and Accounting Officer)



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EXHIBIT A

FIRST SECURITY NEWS

FOR IMMEDIATE RELEASE                               Contact: Michael T. Kelley
January 26, 1998                                                (801) 246-5456

                    FIRST SECURITY ANNOUNCES STOCK SPLIT,
                      BOOST IN QUARTERLY CASH DIVIDEND

SALT LAKE CITY -- The directors of First Security Corporation (Nasdaq: FSCO) today declared a 3-for-2 stock split in the form of a 50 percent stock dividend payable February 24 to shareholders of record February 12. As a result of the split, shareholders will receive one additional share of First Security stock for every two shares held.

The directors also increased the corporation's regular quarterly cash dividend
14.7 percent to 13 cents per common share, after adjusting for the stock split. The increase brings the annual dividend rate to 52 cents per share compared with 45.3 cents before the increase. This is the corporation's fourth dividend increase and third stock split in the last two years. Since January 1996, First Security's dividend has been increased 56.7 percent.

The increased dividend will be paid March 12 to shareholders of record February 25. At market price adjusted for the split, the annual dividend yield on First Security common stock is approximately 2.3 percent.

"I am proud to say that First Security has now paid dividends to its stockholders for 64 consecutive years," said Spencer F. Eccles, chairman and chief executive officer of the Salt Lake City-based financial services corporation. "We believe this stock split and increased cash dividend once again illustrate our commitment to shareholders and our confidence in the continued success of First Security as the leading banking and financial services company in our market region."

On January 21, 1998, First Security reported record net income of $205.9 million for 1997, an increase of 15.8 percent over 1996. The 1997 earnings generated a 1.35 percent return on average assets and a 16.93 percent return on average equity. Fully diluted earnings per share were $1.75 for the year, up 14.4 percent from 1996. Earnings per share would have been reported as $1.16 if the stock split were reflected in the calculations.

Total assets of $17.3 billion reported for year-end 1997 make First Security Corporation the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, it is the nation's oldest multistate bank holding company. The corporation's banks currently operate 283 full-service bank offices in Utah, Idaho, New Mexico, Oregon, Nevada and Wyoming.

First Security is on the Internet at www.firstsecuritybank.com.

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EXHIBIT B

For Immediate Release                                  Contact: Adrian Gostick
Jan. 26, 1998                                                   (801) 246-5535

RIO GRANDE BANCSHARES DIRECTOR NAMED TO FIRST SECURITY BOARD

SALT LAKE CITY -- First Security Corporation today announced Michele Papen-Daniel, Ph.D., has been elected to the company's board of directors.

Since 1978, Dr. Papen-Daniel has served on the board of First National Bank of Dona Ana County in Las Cruces, New Mexico, and as the secretary of Rio Grande Bancshares, the multibank holding company that owned First National Bank of Dona Ana County and First National Bank of Chaves County. After the death of her father, Senator Frank Papen in 1995, she served as president of Rio Grande Bancshares and vice chairman of the board of First National Bank of Dona Ana County. Rio Grande and its banks will merge with First Security Corporation on Feb. 2, 1998.

"We are thrilled to welcome Dr. Papen-Daniel to First Security's board of directors," said Spencer F. Eccles, First Security chairman and chief executive officer. "Her background and knowledge of the southern New Mexico marketplace will be extremely valuable as we complete our pending merger with Rio Grande Bancshares. The board and our corporation also will benefit from her extensive experience and academic training in personal and organizational development."

Dr. Papen-Daniel is a Jungian psychoanalyst. She has a private practice in Los Angeles and is on the faculties of the C.G. Jung Institute of Los Angeles and of Antioch University, where she teaches graduate courses in analytical psychology. Previously, she was tenured as an associate professor on the faculty of California State University Bakersfield in the master's of counseling program, and was on the faculty of the graduate psychology program at the University of La Verne. She also was on the faculty of the University of Southern California's master of education in Europe program, teaching in Germany and Belgium.

Dr. Papen-Daniel graduated from the University of New Mexico with honors. She earned a master of arts degree in education and a master of counseling degree at Arizona State University, where she also earned her Ph.D. in social and philosophical foundations of education and society. She completed her post-doctoral studies leading to a diploma in analytical psychology at the C.G. Jung Institute. Dr. Papen-Daniel is a member of the International Association of Analytical Psychology and the American Psychological Association.

Dr. Papen-Daniel's background includes work in career development, organizational development and stress management. She has lectured throughout the United States as well as in Europe and Puerto Rico. Dr. Papen-Daniel also founded Matrix Circle Foundation, a nonprofit based in Los Angeles.

With $17.3 billion in assets and $10.7 billion in deposits, First Security Corporation is the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, it is the nation's oldest multistate bank holding company. The corporation's banks currently operate 283 full-service domestic offices in Utah, Idaho, New Mexico, Oregon, Nevada and Wyoming.

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PHOTO AVAILABLE UPON REQUEST


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EXHIBIT C

For Immediate Release                                  Contact: Adrian Gostick
Jan. 26, 1998                                                   (801) 246-5535

UNIVERSITY OF UTAH PRESIDENT NAMED TO FIRST SECURITY BOARD

SALT LAKE CITY -- First Security Corporation today announced Dr. J. Bernard Machen has been elected to the company's board of directors.

Dr. Machen has been president of the University of Utah since January 1, 1998. He was provost and executive vice president for academic affairs at the University of Michigan from 1995 to 1997, and dean of the University of Michigan School of Dentistry from 1989 to 1995.

"Dr. Machen brings to our board extensive experience as an educator and community leader," said Spencer F. Eccles, First Security chairman and chief executive officer. "As one of the Intermountain West's largest employers, we believe a strong educational system will be key to our state's future development. Dr. Machen's appointment is a testament to our commitment to maintaining a close relationship with higher education."

Dr. Machen earned a bachelor's degree from Vanderbilt University; a doctor of dental sciences degree from St. Louis University; and master of science degree in pediatric dentistry and a doctor of philosophy degree in educational psychology from the University of Iowa.

Prior to his tenure at the University of Michigan, Dr. Machen served in a variety of teaching and administrative positions at the University of North Carolina at Chapel Hill and George Washington University. In addition, he is a former major in the U.S. Army, serving two years at the U.S. Army Institute of Dental Research.

Dr. Machen received an honorary doctor of science degree from Southern Illinois University at Edwardsville, a distinguished alumni award from St. Louis University, is past president of the American Association of Dental Schools and is a fellow in the American College of Dentists. He has also served on a myriad of university and national dental committees for the betterment of his schools and profession.

With $17.3 billion in assets and $10.7 billion in deposits, First Security Corporation is the largest financial services organization headquartered in the Intermountain West. Incorporated in 1928, it is the nation's oldest multistate bank holding company. The corporation's banks currently operate 283 full-service domestic offices in Utah, Idaho, New Mexico, Oregon, Nevada and Wyoming.

Founded in 1850, the University of Utah is the state's flagship institution of higher education, and is regarded internationally for its academic achievement, research and solid commitment to the undergraduate experience. The university serves more than 26,000 students from every state and 111 foreign countries, and offers majors in 68 undergraduate and 92 graduate subjects, as well as more than 50 teaching majors and minors.

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PHOTO AVAILABLE UPON REQUEST